Exhibit 99.2

Citi Cards Selects Wright Express to Support
Commercial Oil Card Services
NEW YORK, New York and SOUTH PORTLAND, Maine, October 31, 2007 — Wright Express Corporation (NYSE: WXS), a leading provider of payment processing and information management services to the U.S. vehicle fleet industry, and Citi, the world’s largest provider of credit cards, announced today that they have entered into a multi-year marketing and customer servicing alliance agreement for selected oil commercial credit card portfolios within Citi Cards’ industry leading oil credit card franchise. Citi owns and manages commercial and consumer credit card portfolios in partnership with many leading U.S. retail and oil companies.
“Citi is excited to work with Wright Express in the commercial petroleum cards market as part of our ongoing commitment to maximize sales growth opportunities for our oil company partners,” said Craig Vallorano, executive vice president, Citi Cards. “This agreement will significantly enhance and expand Citi’s ability to serve our partners and support growth in the important and growing fleet customer segment.”
“Our agreement with Citi capitalizes on the strengths of each company,” said Michael Dubyak, president and chief executive officer of Wright Express. “Citi is world renowned for its expertise in credit card partnerships, credit management and commitment to its customers, and Wright Express excels at comprehensive fleet card portfolio management. Leveraging the capabilities of the two companies will offer Citi’s oil company partners the ability to market their private label fleet card products more extensively, offer multiple credit and billing options, optimize account activation and retention, and offer products and services that will create long term relationships with fleets”
About Citi
Citi, the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Citi’s major brand names include Citibank, CitiFinancial, Primerica, Citi Smith Barney and Banamex. Additional information may be found at www.citigroup.com or at www.citi.com.
About Wright Express
Wright Express is a leading provider of payment processing and information management services to the U.S. commercial and government vehicle fleet industry. Wright Express provides these services for approximately 300,000 commercial and government fleets containing 4.4 million vehicles. Wright Express markets these services directly as well as through more than 125 strategic relationships, and offers a MasterCard-branded corporate card. The Company employs more than 675 people and maintains its headquarters in South Portland, Maine. For more information about Wright Express, please visit http://www.wrightexpress.com.
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Citi:
Samuel Wang
212.559.0499
wangs@citi.com
Wright Express Contact Information:
Media:
Jessica Roy
207.523.6763
Jessica_Roy@wrightexpress.com
Investors:
Steve Elder
207.523.7769
Steve_Elder@wrightexpress.com
This press release contains forward-looking statements, including statements regarding the potential impact of the Wright Express Corporation and Citi Cards agreement on the ability to market their private label programs more aggressively, offer multiple credit and billing options, optimize account activation and retention, and offer products and services that will create long term relationships with fleets. These forward-looking statements include a number of risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: volatility in fuel prices; fleet fueling patterns; effects of competition; the potential loss of key strategic relationships; decreased demand for fuel and other vehicle products and services and the effects of general economic conditions on the commercial activity of fleets; each company’s ability to rapidly implement new technology and systems; potential corporate transactions including alliances, mergers, acquisitions and divestitures; changes in interest rates and the other risks and uncertainties included from time to time in each company’s filings with the Securities and Exchange Commission. Neither company undertakes any obligation to update these forward-looking statements at any future date or dates.